Exhibit 3.13

BY-LAWS

OF

AMBULANCE TRANSPORT SYSTEMS, INC.

Adopted March 23, 1994

ARTICLE I

OFFICES

1. Registered Office and Agent. — The registered office of the Corporation in the State of New Jersey is at 168 Main Street, South Amboy, NJ 08879 14A: 4-1

The registered agent of the Corporation at such office is Christine Suarez-Loures.

2. Principal Place of Business. — The principal place of business of the Corporation is 168 Main Street, South Amboy, NY 08879

3. Other Places of Business. — Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

ARTICLE II

SHAREHOLDERS

14A:5-2	1. Annual Meeting. — The annual meeting of shareholders shall be held upon not less than ten

14A:5-4(1)	nor more than sixty days written notice of the time, place, and purposes of the meeting at o’clock m. on the day of the month of of each year at

14A:5-1

or at such other time and place as shall be specified in the notice of meeting, in order to elect directors and transact such other business as shall come before the meeting. If that date is a legal holiday, the meeting shall be held at the same hour on the next succeeding business day.

14A:5-3

2. Special Meetings. — A special meeting of shareholders may be called for any purpose by the president or the Board. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

14A:5-6(1)

3. Action Without Meeting. — The shareholders may act without a meeting by written consent in accordance with N.J.S.A. 14A:5-6. Such consents may be executed together, or in counterparts, and shall be filed in the Minute Book. Special rules apply to the annual election of directors, mergers, consolidations, acquisitions of shares or the sales of assets.

14A:5-9(1)	4. Quorum. — The presence at a meeting in person or by proxy of the holders of shares entitled to cast of the votes shall constitute a quorum.

ARTICLE III

BOARD OF DIRECTORS

14A:6-2	1. Number and Term of Office. — The Board shall consist of no more than and no less than members. The precise number shall be set by the directors or by the

14A:6-3	shareholders at each annual meeting before the election of directors. Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until that director’s successor shall have been elected and qualified.

14A:6-10(2)

2. Regular Meetings. — A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

14A:6-10(2)

3. Special Meeting. — A special meeting of the Board may be called at any time by the president or by directors for any purpose. Such meetings shall be held upon days notice if given orally, (either by telephone or in person,) or by telegraph, or by days        notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

14A:6-7.1(5)

4. Action Without Meeting. — The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

14A:6-7.1(3)	5. Quorum. — of the entire Board shall constitute a quorum for the transaction of business.

14A:6-5

6. Vacancies in Board of Directors. — Any vacancy in the Board may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

14A:6-6	7. Removal of Directors. — Any director may be removed for cause, or without cause unless otherwise provided in the certificate of incorporation, by a majority vote of shareholders.

14A:6-10(3)

8. Presence at Meetings. — Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the board or a committee of the board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

ARTICLE IV

WAIVERS OF NOTICE

14A:5-5(1)	Any notice required by these by-laws, by 14A:6-10(2) the certificate of incorporation, or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

ARTICLE V

OFFICERS

14A:6-15(1)

1. Election. — At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, a treasurer, a secretary, and it may elect such other officers, including one or more vice presidents, 14A:6-15(2) as it shall deem necessary. One person may hold two or more offices.

14A:6-15(4)

2. Duties and Authority of President. — The president shall be chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the President. The president may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

14A:6-15(4)

3. Duties and Authority of Vice President. The vice president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the Board. In the absence of the president or in the event of his death, inability, or refusal to act, the vice president shall perform the duties and be vested with the authority of the president.

14A:6-15(4)

4. Duties and Authority of Treasurer. — The treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation. The treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the president or the Board.

14A:6-15(4)	5. Duties and Authority of Secretary. — The secretary shall cause notices of all meetings to be served as prescribed in these bylaws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board. The secretary shall have charge of the seal of the Corporation.

The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president or the Board.

14A:6-16	6. Removal and Resignation of Officers; Filling of Vacancies.

A.     Any officer elected by the board may be removed by the board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the board for cause. The removal of an officer shall be without prejudice to his contract rights, if any. Election of an officer shall not of itself create contract rights.

B.     An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

C. Any vacancy occurring among the officers, however caused, shall be filled by the board.

ARTICLE VI

AMENDMENTS TO AND EFFECT OF BY-LAWS;

FISCAL YEAR

1. Force and Effect of By-Laws. — These bylaws are subject to the provisions of the New Jersey Business Corporation Act and the Corporation’s certificate of incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in the Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern.

2. Wherever in these by-laws references are made to more than one incorporator, director, or shareholder, they shall, if this is a sole incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.

14A:2-9(1)

3. Amendments to By-laws. — These by-laws may be altered, amended, or repealed by the shareholders or the board. Any by-law adopted, amended, or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such by-law expressly reserves to the shareholders the right to amend or repeal it.

4. Fiscal Year. — The fiscal year of the Corporation shall begin on the first day of of each year.

FIRST AMENDMENT TO THE

BYLAWS

OF

AMBULANCE TRANSPORT SYSTEMS, INC.

The following amendment to the Bylaws was duly adopted by the Board of Directors of the Corporation as of September 27, 1997:

RESOLVED, that the Bylaws of the Corporation be, and they hereby are, amended as set forth in Exhibit A attached hereto.

Exhibit A

1.	Article I, OFFICES, of the By-Laws of the Corporation is amended in its entirety to read as follows:

“ARTICLE I

OFFICES

1. Registered Office and Agent. The Corporation shall continuously maintain in the State of New Jersey both a known place of business that may be the address of its registered agent, and a registered agent.

2. Other Offices. The Corporation may also have offices at other places within or without the State of New Jersey. “

2.	The Sections entitled “Annual Meeting” and “Quorum” in Article II, SHAREHOLDERS, of the By-Laws of the Corporation is amended in its entirety to read as follows:

“SHAREHOLDERS

1. Annual Meeting The annual meeting of shareholders shall be held upon not less than ten (10) nor more than sixty (60) days written notice of the time, place, and purposes of the meeting. The board of directors may determine the date, time and place of the annual meetings of the shareholders. The annual meetings may be held in or out of the State of New Jersey. If no such date, time and place is fixed by the board of directors, the annual meeting for any calendar year shall be held on the first day of April at 10:00 a.m. at which time they shall elect a board of directors and transact the other business as may properly be brought before the meeting. If that day is not a Business Day, the meeting shall be held on the next succeeding Business Day.

4. Quorum. Unless otherwise provided in the certificate of incorporation or the New Jersey Business Corporation Act, a majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter.”

3.	The Section entitled “Number and Term of Office” in Article III, BOARD OF DIRECTORS of the By-Laws of the Corporation is amended in its entirety to read as follows:

1. Number and Term of Office. The board of directors shall consist of such number of directors, not fewer than one (1) nor more than fifteen (15), as may be determined from time to time by the shareholders or the board of directors. All directors of the Corporation shall be natural persons of at least eighteen (18) years of age, and need not be residents of the State of New Jersey or shareholders of the Corporation. The terms of all directors expire at the annual shareholders’ meeting following their election. A decrease in the number of directors does not shorten the term of any incumbent director. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. Despite the expiration of a director’s term, a director shall continue to hold office until the director’s successor is elected and qualifies, until the director’s resignation or removal or (subject to the second sentence of this Section) until there is a decrease in the number of directors.”

4.	The Section entitled “Quorum” in Article III, BOARD OF DIRECTORS of the By-Laws of the Corporation is amended in its entirety to read as follows:

“5. Quorum and Voting. A quorum of the board of directors consists of a majority of the number of directors prescribed, or if no number is prescribed, the number in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors unless these Bylaws require the vote of a greater number of directors.”

5.	The Section entitled “Fiscal Year” in Article VI, AMENDMENTS TO AND EFFECT OF BY-LAWS; FISCAL YEAR, of the By-laws of the Corporation is amended in its entirety to read as follows:

“4. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the board of directors.”

Exhibit 3.13

FIRST AMENDMENT TO THE

BYLAWS

OF

AMERICAN LIMOUSINE SERVICE, NC.

The following amendment to the Bylaws was duly adopted by the Board of Directors of the Corporation as of February 25, 1995:

RESOLVED, that Article III, Section 1 of the Code of Regulations of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

Section 1. Annual Meeting The Board of Directors may determine the place, date and time of the annual meetings of the shareholders, but if no such place, date and time is fixed, the meeting for any calendar year shall be held at the principal office of the Corporation at 10:00 a.m. on the first day of April of each year. If that day is a legal holiday, the meeting shall be held on the next succeeding day which is not a legal holiday. At that meeting the shareholders entitled to vote shall elect directors and transact such business as may properly be brought before the meeting.

RESOLVED, that Article IV, Section 1 of the Code of Regulations of the Corporation be, and it hereby is, deleted in its entirety and the following language substituted therefor:

Section 1. Number of Directors. The number of members of the Board of Directors may be set by resolution of the Board of Directors and shall not be less than three (3), except that where are shares of the Corporation are owned of record by one (1) or two (2) shareholders, the number of directors may be less than three (3) but not less than the number of shareholders.

CODE OF REGULATIONS

OF

AMERICAN LIMOUSINE SERVICE, INC.

ARTICLE I. OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be at such place in Franklin County, Ohio as may be designated from time to time by the Board of Directors.

Section 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Ohio, as the Board of Directors may from time to time determine.

ARTICLE II. SEAL

The Board of Directors may, but it need not, provide a suitable seal containing the name of the Corporation. If found advisable by the Board of Directors duplicate seals may be provided and kept for the use of the Corporation.

ARTICLE III. SHAREHOLDERS’ MEETINGS

Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the first Monday in October in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, for the election of directors and the consideration of reports to be laid before such meeting. There may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting.

Section 2. Special Meetings. Special meetings of shareholders may be called by the holder or holders of twenty percent (20%) of the outstanding common stock of the Corporation, or by the directors by action at a meeting, or by a majority of the directors acting without a meeting, or by the Chairman of the Board of Directors.

Section 3. Place of Meetings. Any meeting of the shareholders may be held either at the principal office of the Corporation or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

Section 4. Notice of Meetings. Unless waived, a written notice of each annual or special meeting stating the day, hour and place and the purpose or purposes thereof, shall be served upon or mailed to each shareholder of record entitled to vote upon any question to be considered thereat or entitled to notice, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, it shall be directed to a shareholder at his address as the same appears upon the records of the Corporation and notice shall be considered to have been given on the day the same is mailed.

Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive in writing any notice required to be given by law or under these regulations; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

Section 6. Quorum and Voting. At any meeting of shareholders, the presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares shall be required to constitute a quorum. At any meeting at which a quorum is present, the shareholders may proceed to transact all business and consider all questions properly before such meeting.

All questions and business which shall come before such meeting shall be determined by the vote of a majority of the share of such class represented thereat and entitled to vote.

At any meeting, whether a quorum is present or not, the holders of a majority of the shares represented thereat by shareholders present in person or by proxy may adjourn the meeting from time to time and place to place without notice other than announcement at the meeting of the time and place fixed for holding such adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.

At all meetings of shareholders, every shareholder of record entitled to vote thereat shall have one vote on each question for each share of stock standing in his name on the books of the Corporation on the date for the determination of shareholders entitled to vote at such meeting either in person or by proxy.

Section 7. Proxies. Any shareholder of record who is entitled to attend a shareholders’ meeting or to vote thereat or to execute consents, waivers or releases shall be entitled to be represented at such meeting or to vote thereat and to execute consents, waivers and releases as the case may be, and appointed by a writing signed by such shareholders which need not to be sealed, witnessed or acknowledged. Every proxy must be executed in a writing as provided by law, by the shareholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the shareholder executing it shall have specified therein the date on which it is to expire or the length of time it is to continue in force.

Section 8. Financial Reports. At the annual meeting, or the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by law.

Section 9. Action Without a Meeting. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE IV. DIRECTORS

Section 1. Number of Directors. The number of directors shall be three (3), except that where all shares of the Corporation are owned of record by one or two shareholders, the number of directors may be less than three but not less than the number of shareholders.

Section 2. Election of Directors. The directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose.

At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

Section 3. Term of Office. Each director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of shareholders and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death.

Section 4. Vacancies. In the case of vacancies in the directors, such vacancies may be filled by a majority vote of the remaining directors, until an election to fill such vacancies is had. Shareholders entitled to elect directors shall have the right to fill any vacancy in the Board of Directors, whether the same has been temporarily filled by the remaining directors or not, at any meeting of the shareholders called for that purpose, and any director elected at any such meeting of shareholders shall serve until the date fixed by these Regulations for the next annual meeting of shareholders and until his successor is elected and qualified, or until his earlier resignation, removal from office, or death.

Section 5. General Powers of Directors. Without prejudice to the general powers conferred by or implied in Section 5 of this Article, the Board of Directors shall have power:

(a) To fix, define and limit the powers and duties of all officers, and to fix the compensation of all directors and officers.

(b) To appoint and at their discretion, with or without cause, to remove or suspend all subordinate officers, assistants, managers, agents and employees as the directors may from time to time consider advisable, and to determine the duties and fix the compensation of all subordinate officers, assistants, managers, agents and employees.

(c) To require any officer, agent or employee of the Corporation to furnish a bond for faithful performance of his powers and duties in such amount and with such sureties as the Board of Directors may approve.

(d) To designate a depository or depositories of the funds of the Corporation and the officer or officers or other persons who shall be authorized to sign notes, checks, drafts, contracts, deeds, mortgages and other instruments on behalf of the Corporation.

Section 6. Meetings of Directors. Regular meetings of the directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the directors, and such meetings may be held without further notice.

Special meetings of the directors may be called by the Chairman of the Board of Directors or by the Secretary of the Corporation, or by any two directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each director at least twenty-four (24) hours, or mailed, telegraphed, or cabled to each director at least forty-eight (48) hours, prior to the time of the meeting.

Any action which, by virtue of any provision of the laws of the state of incorporation, the articles, or these regulations, may be taken at a meeting of the directors, may be taken without a meeting if authorized by a writing signed by all of the directors.

Section 7. Quorum and Voting. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for the transaction of business other than filling a vacancy in the Board. At any meeting at which a quorum is present all questions and business which shall come before the meeting shall be determined by the vote of a majority of the directors, except as otherwise provided in these Regulations. At any meeting, whether a quorum is present or not, a majority of those present may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.

Section 8. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority in voting power of the shareholders of record of the company entitled to vote, taken at a special meeting of the shareholders called for that purpose. The vacancy in the Board of Directors caused by any such removal may be filled by the shareholders at such meeting.

ARTICLE V. OFFICERS

Section 1. Officers. The officers of the Corporation shall be elected by the Board of Directors, and shall consist of a president, a vice-president, and a secretary and a treasurer and such additional vice presidents or assistant secretaries, treasurers and other officers as the Board of Directors may, from time to time, elect. Any two offices, except those of president and a vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

Section 2. Term of Office. Each officer elected by the Board of Directors shall hold office for a term of one (1) year and until his successor is elected, or until his earlier resignation, removal from office or death; provided, however, that the Board of Directors may provide by resolution for terms of office other than those specified herein.

Section 3. Duties of Officers. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such additional powers and duties as may be conferred upon them, from time to time, by the Board of Directors. The President shall be the chief executive officer of the Corporation and all other officers of the Corporation shall be responsible to the President.

Section 4. Vacancies. If the office of any officer or agent becomes vacant for any reason whatsoever, the directors then in office, by majority vote, may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

ARTICLE VI. SHARE CERTIFICATES AND TRANSFERS

Section 1. Form and Execution. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as required by law and as the Board of Directors may from time to time prescribe. These certificates shall be signed by the president or a vice president, and by the secretary or the treasurer or an assistant secretary or an assistant treasurer. Such certificates shall be sealed with the seal of the Corporation, if any, and such seal may be simulated and merely a printed or engraved facsimile. In case any officer who shall have signed any such certificate shall cease to be such officer of the Corporation for any reason whatsoever before such certificate shall have been issued, such certificate may, but need not, be issued and delivered with the same effect as if such officer had not ceased to be such at the date of its issue.

Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by duly authorized attorney, upon surrender for cancellation of certificates for the same number of shares of stock, with an assignment and power of transfer duly endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require; and further, the transfer of such shares shall be subject to the conditions and limitations set forth in the Articles of Incorporation, if any.

Section 3. Closing of Transfer Books. In lieu of prohibiting the transfer of shares of stock, the Board of Directors may fix a day and hour (“record date”) for determination of the shareholders entitled to: (1) receive notice of or to vote at a meeting of shareholders, (2) receive payment of any dividend or distribution, (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or (4) participate in the execution of written consents, waivers or releases. Such record date shall not be more than sixty (60) days prior to the date of any meeting of the shareholders or the date of the events described in (2) through (4), above, as the case may be. All persons who were holders of record of voting shares of stock on such record date and no others shall be entitled to notice of and to vote at such meeting, or to participate in the events described in (2) through (4), above, as the case may be.

Section 4. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise required by the General Corporation Law of Ohio.

Section 5. Lost Certificates. The Board of Directors may determine the conditions upon which a new certificate for shares of stock of the Corporation may be issued in place of a certificate which is alleged to have been lost, stolen, or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with such surety as it shall consider sufficient, to the Corporation or its agents to indemnify them against any and all loss or claims which may arise by reason of the issue of a new certificate in place of one so lost, stolen, or destroyed.

ARTICLE VII. MISCELLANEOUS.

Section 1. Inspection of Books. The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by statute be specifically required to be open to inspection), or any of them, shall be open to the inspection of the shareholders, and the shareholders’ rights in this respect are and shall be restricted and limited accordingly.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on the last day of September in each year, unless otherwise provided from time to time by the Board of Directors.

Section 3. Amendments. These Regulations may be amended or added to, or repealed and superseded by new Regulations, at any annual or special meeting of shareholders in the notice (or waivers of notice) of which the intention to consider such amendment, addition, or repeal is stated, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.

Section 4. Voting Upon Shares Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman in person or by proxy or proxies appointed by him shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations which the Corporation may own.

Section 5. Articles to Govern. If any provision of these Regulations shall be inconsistent with the Articles of Incorporation, the Articles of Incorporation shall govern.